POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints each of N. Dante LaRocca, John Graham and Juliet F. Buck or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his other substitutes, may lawfully do or cause to be done by virtue thereof.


    SIGNATURE                        CAPACITY                           DATE

/s/ David Findlay        Director                                   July 7, 2005
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David Findlay


/s/ Shunichi Ito         Director                                   July 7, 2005
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Shunichi Ito


/s/ John McCarthy        Director                                   July 7, 2005
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John McCarthy


/s/ N. Dante LaRocca     President and Chief Executive Officer      July 7, 2005
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N. Dante LaRocca


/s/ Nathan Gorin         Controller and Chief Financial Officer     July 7, 2005
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Nathan Gorin